Exhibit 99.1

GEN Restaurant Group Announces Third Quarter 2025 Financial Results

CERRITOS, CA, November 7, 2025 - GEN Restaurant Group, Inc. (“GEN” or the “Company”) (Nasdaq: GENK), owner of GEN Korean BBQ, a fast-growing casual dining concept with an extensive menu and signature “grill at your table” experience, is announcing financial results for the third quarter ended September 30, 2025.

Third Quarter 2025 Financial and Recent Operational Highlights

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Total revenue grew 2.7% year-over-year to $50.4 million for the third quarter.
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Loss from operations was $3.7 million, or 7.4% of revenue, for the third quarter.
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Restaurant-level adjusted EBITDA(1) was $7.6 million, or 15.0% of revenue, for the quarter.
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Opened five additional restaurants in South Korea in the quarter.
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Opened 15 new locations in the first nine months of the year, expanding total store count to 57 locations across eleven states and South Korea. The Company exceeded it’s target of 12 to 13 total new stores by the end of 2025.
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The Company has more projects from its incubator division rolling out in 2025. The Company is focused on growing the GEN brand through big box retailers with gift cards, BBQ meats at over 600 grocery stores for now and working on more, sales of Korean beef jerky and Korean Soju, and other Korean-related products.
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Cash and cash equivalents at September 30, 2025 was $4.8 million.

(1) Adjusted EBITDA, restaurant-level adjusted EBITDA, restaurant-level adjusted EBITDA margin, and adjusted net income are non-GAAP measures. For reconciliations of adjusted EBITDA, restaurant-level adjusted EBITDA, restaurant-level adjusted EBITDA margin, and adjusted net income to the most directly comparable GAAP measure see the accompanying financial tables. For definitions and a discussion of why we consider them useful, see “Non-GAAP Measures” below.

Management Commentary

“The third quarter continued to be a very challenging environment for the restaurant business. In spite of this, we continue to implement our business plan including opening new stores, continuing to deliver an exceptional service and build our brand recognition. We’re pleased to report the opening of our first six restaurant in South Korea,” said David Kim, Chairman and Chief Executive Officer of GEN. “This launch highlights our ability to expand in other parts of the world and bring our concept to the people of South Korea. Additionally, we will be offering ready-to-cook meats at over 600 grocery stores in California and Hawaii.

“Looking to the remainder of 2025, our development pipeline remains strong, with two more store openings by the end of 2025, and we have exceeded our target of 12 to 13 new restaurants by the end of 2025. With growing brand awareness, and disciplined execution, we remain confident in our ability to drive sustained, profitable growth into 2026 and beyond.”

Third Quarter 2025 Financial Results

Total revenue increased 2.7% to $50.4 million in the third quarter of 2025 compared to $49.1 million in the third quarter of 2024 as a result of 57 restaurants open in the three months ended September 30, 2025 compared to 41 restaurants open in the three months ended September 30, 2024.

Total restaurant operating expenses as a percentage of revenue increased to 95.4% in the third quarter of 2025 from 89.1% in the third quarter of 2024.

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Cost of goods sold increased by 334 basis points compared to the third quarter of 2024, primarily as a result of inflationary cost increases and new start-up restaurants in operation. There was a minor impact from the Company’s premium menu rollout.
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Payroll and benefits decreased 196 basis points compared to the third quarter of 2024. Payroll and benefits decreased 155 basis points compared to the second quarter of 2025 as the Company implements labor efficiencies.
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Occupancy costs increased 238 basis points compared to the third quarter of 2024, primarily due to new restaurant openings. Occupancy costs increased 146 basis points compared to the second quarter of 2025.
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Other operating costs increased by 58 basis points compared to the third quarter of 2024 and increased 152 basis points compared to the second quarter of 2025.
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Depreciation and amortization increased 106 basis points compared to the third quarter of 2024.
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Restaurant pre-opening expenses increased to $2.3 million for the third quarter of 2025 from $1.8 million in the third quarter of 2024 as we have 11 additional stores either opened or in the pipeline.

Loss from operations was $3.7 million, or 7.4% of revenue, for the third quarter of 2025, compared to income from operations of $88 thousand, or 0.2% of revenue, for the third quarter of 2024. Restaurant-level adjusted EBITDA was $7.6 million, or 15.0% of revenue for the third quarter of 2025, a decrease from 16.3% for the second quarter of 2025.

General and administrative expenses totaled $6.5 million, or 12.8% of revenue, for the third quarter of 2025 and $5.2 million, or 10.6% of revenue, for the third quarter of 2024. For the third quarter of 2025, general and administrative expenses included non-cash stock compensation expenses of $0.7 million, largely reflecting increased personnel required for new restaurant development and additional marketing and legal expenditures. General and administrative expenses in the third quarter remain flat compared to the first and second quarter of 2025.

Net loss before income taxes was $3.9 million, which equated to $(0.11) per basic and diluted share of Class A common stock for the third quarter of 2025, compared to net income before income taxes of $284 thousand, which equates to $0.01 per diluted share of Class A common stock in the third quarter of 2024.

Adjusted EBITDA was $226 thousand for the third quarter of 2025, compared to $3.4 million in the prior year period, primarily due to the $3.6 million net loss in the third quarter of 2025.

As of September 30, 2025, the Company had $4.8 million in cash and cash equivalents. The Company has full access to $20.0 million in total available liquidity.

Non-GAAP Measures

Restaurant-level adjusted EBITDA represents income (loss) from operations plus adjustments to add-back the following expenses: depreciation and amortization, pre-opening costs, general and administrative expenses, and non-cash lease expense. Restaurant-level adjusted EBITDA margin is the calculation of restaurant-level adjusted EBITDA divided by revenue. Management believes that restaurant-level adjusted EBITDA and restaurant-level adjusted EBITDA margin are useful to investors because these measures highlight trends in our core business that may not otherwise be apparent to investors when relying solely on GAAP financial measures and enabling investors to more effectively compare the Company’s performance to prior and future periods.

Adjusted EBITDA represents net income (loss) before net interest expense, income taxes, depreciation and amortization, stock-based compensation expense, employee retention credits, litigation accruals, non-cash lease expenses and non-cash lease expense related to pre-opening costs and gain on remeasurement of previously held interest. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by revenue. Management believes that Adjusted EBITDA and Adjusted EBITDA margin are useful to investors because these measures highlight trends in our core business that may not otherwise be apparent to investors when relying solely on GAAP financial measures and enabling investors to more effectively compare the Company’s performance to prior and future periods.

Adjusted Net Income represents net (loss) income, adjusted for pre-opening costs, gain on remeasurement of previously held interest and non-cash stock-based compensation, and the related tax impact of the adjustments. Adjusted net income per share is defined as adjusted net income divided by the weighted-average number of shares of Class A common stock outstanding for the applicable period. Management believes that adjusted net income and adjusted net income per share are useful to investors because these measures highlight trends in our core business that may not otherwise be apparent to investors when relying solely on GAAP financial measures and enabling investors to more effectively compare the Company’s performance to prior and future periods.

Conference Call

GEN will conduct a conference call today at 5:00 p.m. Eastern time to discuss its financial results for the third quarter 2025 ended September 30, 2025.

Chairman and Chief Executive Officer David Kim and Chief Financial Officer Tom Croal will host the conference call, followed by a question-and-answer session.

Date: Friday, November 7, 2025

Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)

Toll-free dial-in number: 1-800-717-1738

International dial-in number: 1-646-307-1865

Conference ID: 38022

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please call 1-888-562-0262, press 1, prompt 1.

The conference call will be broadcast live via webcast here and available for replay via the investor relations section of the Company’s website at www.genkoreanbbq.com.

A telephonic replay of the conference call will also be available after 8:00 p.m. Eastern Time on the same day through Friday, November 14, 2025.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 1138022

About GEN Restaurant Group, Inc.

GEN Korean BBQ is one of the largest Asian casual dining restaurant concepts in the United States. Founded in 2011 by two Korean immigrants in Los Angeles, the brand has now grown over 57 company-owned locations where guests serve as their own chefs, preparing meals on embedded grills in the center of each table. The extensive menu consists of traditional Korean and Korean-American food, including high-quality meats, poultry, seafood and mixed vegetables. With its unique culinary experience alongside its modern décor and lively atmosphere, GEN Korean BBQ delivers an engaging and interactive dining experience that appeals to a vast segment of the population. For more information, GenKoreanBBQ.com and follow the brand on Facebook and Instagram.

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements may be identified by the use of words such as “believe,” “intend,” “expect”, “will,” “may”, and other similar words or expressions that predict or indicate future events. All statements that are not statements of historical fact are forward-looking statements, including any statements regarding our strategy, future operations, and growth prospects, including expectation relating to the Company’s incubator division, any statements regarding future economic conditions or performance, any statements of belief or expectation, and any statements of assumptions underlying any of the foregoing or other future events. Forward-looking statements are based on current information available at the time the statements are made and on management’s reasonable belief or expectations with respect to future events, and are subject to risks and uncertainties, many of which are beyond the Company’s control, that could cause actual performance or results to differ materially from the belief or expectations expressed in or suggested by the forward-looking statements. Additional factors or events that could cause actual results to differ may also emerge from time to time, and it is not possible for the Company to predict all of them. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect future events, developments or otherwise, except as may be required by applicable law. Investors are referred to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and in our subsequent filings with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov, for additional information regarding the risks and uncertainties that may cause actual results to differ materially from those expressed in any forward-looking statement

Investor Relations Contact:

Thomas V. Croal

562-356-9929

investor@genbbqoffice.com

GEN RESTAURANT GROUP

Condensed Consolidated Comprehensive Income (Loss) Statements

(in thousands, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024

Revenue	$50,418	$49,105	162,795	$153,726
Restaurant operating expenses:
Food cost	17,538	15,442	55,422	50,110
Payroll and benefits	14,390	14,977	49,140	47,491
Occupancy expenses	5,427	4,116	15,639	12,799
Operating expenses	6,174	5,728	18,005	16,185
Depreciation and amortization	2,277	1,695	6,491	4,938
Pre-opening costs	2,315	1,807	7,015	5,354
Total restaurant operating expenses	48,121	43,765	151,712	136,877
General and administrative	6,466	5,221	19,239	14,952
Depreciation and amortization - corporate	41	31	111	89
Gain on lease terminations	(471)	—	(471)	—
Total costs and expenses	54,157	49,017	170,591	151,918
(Loss) income from operations	(3,739)	88	(7,796)	1,808
Employee retention credits	—	—	313	200
Gain on remeasurement of previously held interest	—	—	—	3,402
Other income (loss)	(39)	—	(339)	—
Loss on foreign currency	—	—	(14)	—
Interest income (expense), net	(121)	196	7	734
Equity in income (loss) of equity method investee	—	—	—	(17)
Net (loss) income before income taxes	(3,899)	284	(7,829)	6,127
(Benefit) provision for income taxes	(271)	(115)	(540)	198
Net (loss) income	(3,628)	169	(7,289)	5,929
Less: Net (loss) income attributable to non-controlling interest	(3,062)	144	(6,162)	5,133
Net (loss) income attributable to GEN Restaurant Group, Inc.	(566)	25	(1,127)	796

Net (loss) income attributable to Class A common stock per share - basic and diluted	$(566)	25	$(1,127)	796

Weighted-average shares of Class A common stock outstanding - basic and diluted	5,245	4,861	5,131	4,585

Net (loss) income per share of Class A common stock -basic and diluted	$(0.11)	$0.01	$(0.22)	$0.17

GEN RESTAURANT GROUP

Selected Balance Sheet Data and Selected Operating Data

(in thousands, except restaurants and percentages)

	September 30, 2025	December 31, 2024
(amounts in thousands)
Selected Balance Sheet Data:
Cash and cash equivalents	$4,793	$23,675
Total assets	$245,539	$240,415
Total liabilities	$205,952	$194,798
Total Stockholders' equity	$38,087	$44,117

	Three months ended September 30,		Nine months ended September 30,
(amounts in thousands, except percentages)	2025	2024	2025	2024
Selected Operating Data
Restaurants at end of period	57	41	57	41
Comparable restaurant sales performance	(9.9)%	(9.1)%	(5.9)%	(5.6)%
Net (loss) income	$(3,628)	$169	$(7,289)	$5,929
Net (loss) income margin	(7.2)%	0.3%	(4.5)%	3.9%

Adjusted EBITDA	$226	$3,436	$3,329	$11,276
Adjusted EBITDA margin	0.4%	7.0%	2.0%	7.3%

(Loss) income from operations	$(3,739)	$88	$(7,796)	$1,808
(Loss) income from operations margin	(7.4)%	0.2%	(4.8)%	1.2%

Restaurant level Adjusted EBITDA	7,555	8,961	25,473	27,636
Restaurant level Adjusted EBITDA margin	15.0%	18.2%	15.6%	18.0%

GEN RESTAURANT GROUP

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

(in thousands, except percentages)

(amounts in thousands, except percentages)	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024

EBITDA:
Net (loss) income	$(3,628)	$169	$(7,289)	$5,929
Net (loss) income Margin	(7.2)%	0.3%	(4.5)%	3.9%
Interest (expense) income, net	121	(196)	(7)	(734)
(Benefit) provision for income taxes	(271)	115	(540)	198
Depreciation and amortization	2,318	1,726	6,602	5,027
EBITDA	$(1,460)	$1,814	$(1,234)	$10,420
EBITDA Margin	(2.9)%	3.7%	(0.8)%	6.8%

Adjustments to EBITDA:
EBITDA	$(1,460)	$1,814	$(1,234)	$10,420
Stock-based compensation expense (1)	734	734	2,202	2,252
Litigation accrual (2)	39	—	339	—
Employee retention credits (3)	—	—	(313)	(200)
Gain on remeasurement of previously held interest (4)	—	—	—	(3,402)
Non-cash lease expense (5)	195	119	413	495
Non-cash lease expense related to pre-opening costs (6)	718	769	1,922	1,711
Adjusted EBITDA	$226	$3,436	$3,329	$11,276
Adjusted EBITDA Margin	0.4%	7.0%	2.0%	7.3%

Reconciliation of Income from Operations to Restaurant-level Adjusted EBITDA

(in thousands, except percentages; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

(Loss) income from Operations	$(3,739)	$88	$(7,796)	$1,808
(Loss) Income Margin from Operations	(7.4)%	0.2%	(4.8)%	1.2%
Depreciation and amortization	2,318	1,726	6,602	5,027
Pre-opening costs	2,315	1,807	7,015	5,354
General and administrative	6,466	5,221	19,239	14,952
Non-cash lease expense	195	119	413	495
Restaurant-Level Adjusted EBITDA	$7,555	$8,961	$25,473	$27,636
Restaurant-Level Adjusted EBITDA Margin	15.0%	18.2%	15.6%	18.0%

(1) Stock-based compensation expense: During all periods presented, we incurred expenses related to the granting of restricted stock units to employees.

(2) Litigation accrual: This is an accrual in 2025 related to a specific litigation claim.

(3) Employee retention credits: These are refundable credits against certain employment taxes recognized under the CARES Act.

(4) Gain on remeasurement of previously held interest: During the first quarter of 2024, we reported a one-time, non-recurring, gain on the acquisition of GKBH restaurants.

(5) Non-cash lease expense: This reflects the extent to which lease expense is greater than or less than contractual rent paid.

(6) Non-cash lease expense related to pre-opening costs: Costs for restaurants in development in which the lease expense is greater than the contractual rent.

Reconciliation of Net Income to Adjusted Net Income and Adjusted Net Income EPS

(in thousands, except percentages; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts)	2025	2024	2025	2024

Net (loss) income	$(3,628)	$169	$(7,289)	$5,929
Pre-opening costs	2,315	1,807	7,015	5,354
Gain on remeasurement of previously held interest	—	—	—	(3,402)
Stock-based compensation	734	734	2,202	2,252
Legal settlement	39	—	339	—
Tax impact of adjustments	(145)	(102)	(408)	(169)
Adjusted Net (loss) income	(685)	2,608	1,859	9,964
Less: Adjusted net (loss) income attributable to non-controlling interest	(578)	2,258	1,569	8,629
Adjusted net (loss) income attributable to GEN Restaurant Group, Inc.	(107)	349	290	1,335

Adjusted Net (loss) income attributable to Class A common stock per share - basic and diluted	$(107)	$349	$290	$1,335

Weighted-average shares of Class A common stock outstanding - basic and diluted	5,245	4,861	5,131	4,585

Adjusted Net (loss) income per share of Class A common stock - basic and diluted	$(0.02)	$0.07	$0.06	$0.29